SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 5, 2010
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA (State or Other Jurisdiction of Incorporation)	1-14131 (Commission File Number)	23-2472830 (I.R.S. Employer Identification No.)

852 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 609-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders (the “Annual Meeting”) of Alkermes, Inc. (the “Company”) was held on October 5, 2010. As of July 23, 2010, the record date for the Annual Meeting, 95,106,212 shares were issued and outstanding. The following proposals, which are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on July 29, 2010, were voted upon and approved at the Annual Meeting:
1.	A proposal to elect nine members of the Board of Directors, as nominated by our Board of Directors, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified, was approved with the following vote:

Nominee	For	Abstain/ Withhold	Broker Non-Votes
David W. Anstice	65,380,141	14,773,105	10,645,934
Floyd E. Bloom	77,549,975	2,603,271	10,645,934
Robert A. Breyer	77,550,480	2,602,766	10,645,934
Geraldine Henwood	77,396,030	2,757,216	10,645,934
Paul J. Mitchell	63,410,645	16,742,601	10,645,934
Richard F. Pops	76,381,062	3,772,184	10,645,934
Alexander Rich	77,551,421	2,601,825	10,645,934
Mark B. Skaletsky	65,078,302	15,074,944	10,645,934
Michael A. Wall	77,546,904	2,606,342	10,645,934
2.	A proposal to ratify PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal year 2011 was approved with 88,482,571 votes ”FOR”, 2,269,739 votes “AGAINST” and 46,870 votes “ABSTAIN/WITHHOLD”.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: October 5, 2010	By:	/s/ James M. Frates
James M. Frates
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)